Exhibit 99.2

Certification Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)

     The undersigned, a member of the Employee Benefits Committee which administers the Schering-Plough Employees’ Savings Plan (the “Plan”) and who, with his staff, performs the function equivalent to a chief financial officer of the Plan, hereby certifies that, on the date hereof:

(a)	the Annual Report of the Plan on Form 11-K for the Year Ended December 31, 2002 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

/s/ E. Kevin Moore

E. Kevin Moore
Member, Schering-Plough Employee Benefits
Committee
Date: June 27, 2003

A signed original of this written statement required by Section 906 has been provided to Schering-Plough Corporation and will be retained by Schering-Plough Corporation and furnished to the Securities and Exchange Commission or its staff upon request.